Exhibit 10.2

LRO # 43 Charge/Mortgage Receipted as PR2560468 on 2014 07 04 at 16:40
The applicant(s) hereby applies to the Land Registrar. yyyy mm dd Page 1 of 12

Properties

PIN	14032 - 0123 LT *Interest/Estate* Fee Simple
Description	PT LT 4 CON 2 E.H.S. CHINGUACOUSY PTS 1 TO 4, 43R17742; T/W BR48239 ; S/T BR51139; TOGETHER WITH AN EASEMENT AS IN VS121670; CITY OF BRAMPTON
Address	98 102 RUTHERFORD RD S BRAMPTON

Chargor(s)

The chargor(s) hereby charges the land to the chargee(s). The chargor(s) acknowledges the receipt of the charge and the standard charge terms, if any.

Name	2264793 ONTARIO INC.
Address for Service	2368 Lakeshore Road West Suite 201 Oakville, Ontario L6L 1H5

I, Benjamin Ward (A.S.O.), have the authority to bind the corporation.

This document is not authorized under Power of Attorney by this party.

Chargee(s)

		Capacity	*Share*
Name	C & K MORTGAGE SERVICES INC.		as to an undivided $8,015,000.00 / $9,400,000.00 interest
Address for Service	c/o 1670 Bayview Avenue, Suite 400, Toronto, Ontario, M4G 3C2		
Name	THE BANK OF NOVA SCOTIA TRUST COMPANY	Trustee	as to an undivided $1,385,000.00 / $9,400,000.00 interest
Address for Service	c/o Scotia Trust 130 King Street West 20th Floor, Toronto, Ontario M5X 1K1 and c/o Harry Erlich 1670 Bayview Avenue, Suite 400 Toronto, Ontario M4G 3C2		

Statements

Schedule: The Bank of Nova Scotia Trust Company holds this mortgage in trust for RSP 494-02797-16/Cecile Erlich as to an undivided $1,000,000.00 / $9,400,000.00 interest.
The Bank of Nova Scotia Trust Company holds this mortgage in trust for RSP 494-03883-19/ Michelle Connolly as to an undivided $105,000.00 / $9,400,000.00 interest.
The Bank of Nova Scotia Trust Company holds this mortgage in trust for RSP 494-03072-10/ Bailey Levenson as to an undivided $100,000.00 / $9,400,000.00 interest.
The Bank of Nova Scotia Trust Company holds this mortgage in trust for RSP 491-02238-19/Arthur Weingarden as to an undivided $100,000.00 / $9,400,000.00 interest.
The Bank of Nova Scotia Trust Company holds this mortgage in trust for RIF 491-02076-14/Rosemonde Kelly as to an undivided $80,000.00 / $9,400,000.00 interest.

LRO # 43 Charge/Mortgage Receipted as PR2560468 on 2014 07 04 at 16:40
The applicant(s) hereby applies to the Land Registrar. yyyy mm dd Page 2 of 12

Provisions

Principal	$ 9,400,000.00	*Currency*	CDN
Calculation Period	monthly, not in advance		
Balance Due Date	2015/07/15		
Interest Rate	10.0% per annum		
Payments	$ 78,333.33		
Interest Adjustment Date	2014 07 15		
Payment Date	Interest only on the 15th day of each month		
First Payment Date	2014 08 15		
Last Payment Date	2015 07 15		
Standard Charge Terms	200033		
Insurance Amount	Full insurable value		
Guarantor	Canada Cannabis Corp. Scott D. Keevil and Benjamin Ward and Silvio Serrano and John Esteireiro		

Additional Provisions

See Schedules

Signed By

Kimberly Anne Gabriel — 1 Adelaide Street E., Suite 801, Toronto, M5C 2V9 — acting for Chargor(s) — Signed — 2014 07 04

Tel 416-869-1234

Fax 416-869-0547

I have the authority to sign and register the document on behalf of the Chargor(s).

Submitted By

GARFINKLE, BIDERMAN LLP — 1 Adelaide Street E., Suite 801, Toronto, M5C 2V9 — 2014 07 04

Tel 416-869-1234

Fax 416-869-0547

Fees/Taxes/Payment

Statutory Registration Fee	$60.00
Total Paid	$60.00

File Number

Chargee Client File Number : FILE # 2677-330

SCHEDULE "A" - Additional Provisions

1.	Letter of Commitment

Any reference in this Charge to the Commitment Letter or Letter of Commitment (the "Commitment Letter" or "Letter of Commitment") shall mean the Commitment Letter referable to this transaction dated June 16, 2014 (and any amendments thereto, if applicable).

This Charge shall secure any and all amounts owing by the Chargor to the Chargee pursuant to the Letter of Commitment.

All provisions of the Letter of Commitment are hereby incorporated into this Charge.

Any default by the Mortgagor with regard to any provision of the Letter of Commitment shall constitute a default under this Charge.

2.	Interest Rate

The mortgage shall bear interest at the rate of 10.0% per annum, compounded and payable monthly, not in advance. Interest at the aforesaid rate on the amounts advanced from time to time shall be payable Interest only on the 15th day of each and every month. The parties hereto acknowledge and agree that the Chargee shall not be deemed to reinvest any monthly or other payments received by it hereunder.

In case default shall be made in payment of any sum to become due for interest at any time appointed for payment in this Charge, compound interest shall be payable and the sum in arrears for interest from time to time, as well after as before maturity and judgment, shall bear interest at the rate provided for in this Charge. In case the interest and compound interest are not paid in one month from the time of default, a rest shall be made, and compound interest at the rate provided for in this Charge shall be payable on the aggregate amount then due, as well after as before maturity and judgment, and so on from time to time, and all such interest and compound interest shall be a charge upon the Charged Property.

The Chargee shall have the right to deduct from any advance, interest from the date of advance to the interest adjustment date.

3.	Prepayment Privilege

Provided that this Charge shall be closed for the period of six months and thereafter, if the Charge is not in default, the Chargor shall have the right of prepaying the whole amount hereby secured upon thirty (30) days written notice by the Mortgagor to the Mortgagee and further upon payment of one month's interest on the amount so prepaid as a bonus.

4.	Default

In addition to any other Default Clauses set out in this Charge, or in the Standard Charge Terms referred to herein, the monies hereby secured, together with interest thereon as aforesaid, shall become payable and the security hereby constituted shall become enforceable immediately upon demand by the Chargee or the occurrence or happening of any of the following events ("Event(s) of Default"):

(a)
the Chargor makes default in the payment of the principal, interest or other monies hereby secured or any principal or interest payment and other monies owed by it to the Chargee whether secured by this Charge or not;

(b)
the Chargor makes material default in the observance or performance of any written covenant or undertaking heretofore or hereafter given by it to the Chargee, whether contained herein or not and pertaining to the assets or the financial condition of the Chargor and such default has not been cured within fifteen (15) days of written notice thereof being delivered to the Chargor;

(c)
if any statement, information (oral or written) or representation heretofore or hereafter made or given by or on behalf of the Chargor to the Chargee and pertaining to the assets or the financial condition of the Chargor, and whether contained herein or not is false, inaccurate and/or misleading in any material respect;

(d)	an order is made or an effective resolution passed for the winding-up, liquidation, amalgamation or reorganization of the Chargor, or a petition is filed for the winding up of the Chargor;

(e)
the Chargor becomes insolvent or makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or the Charger makes a bulk sale of its assets; or a bankruptcy petition or receiving order is filed or presented against the Chargor;

(f)	any proceedings with respect to the Chargor are commenced under the Companies' Creditors Arrangement Act;

(g)
any execution, sequestration, extent or any other process of any Court becomes enforceable against the Chargor or a distress or analogous process is levied upon the property and assets of the Chargor or any part thereof, which in the opinion of the Chargee is a substantial part, and remains unsatisfied for such period as would permit such property to be sold thereunder, less two (2) business days, provided that such process is not in good faith disputed and, in that event, if the Chargor shall desire to contest such process it shall give security to the Chargee which, in the absolute discretion of the Chargee, shall be deemed sufficient to pay in full the amount claimed in the event it shall be held to be a valid claim;

(h)	the Charger ceases or threatens to cease to carry on its business or the Chargor commits or threatens to commit any act of bankruptcy or insolvency;

(i)
the property hereby mortgaged and charged (the "Charged Property") or any part thereof, other than sales of lots containing fully completed single family dwellings to bona fide purchasers for value, prior approved in writing by the Chargee, are sold by the Chargor or if there is a change in the present effective voting control of the Chargor or a change in the beneficial ownership of the Chargor or the assets or any one of them;

(j)	the monies secured hereby, together with interest thereon shall not be repaid to the Chargee when due;

(k)	the Chargor makes any default with regard to any provision of the Commitment Letter.

5.	Charaee May Remedy Default

If the Chargor should fail to perform any covenant or agreement of the Chargor hereunder, the Chargee may itself perform or cause to be performed such covenant or agreement and all expenses incurred or payments made by the Chargee in so doing, together with interest thereon at the rate set forth herein, shall be added to the indebtedness secured herein and shall be paid by the Chargor and be secured by this Charge together with all other indebtedness secured thereby, provided however that the foregoing shall not in any way be interpreted as an obligation of the Chargee.

6.	Construction Liens

Provided also that upon the registration of any construction lien against title to the charged property which is not discharged within a period of thirty (30) days from the registration thereof, all monies hereby secured shall, at the option of the Chargee, forthwith become due and payable.

The Chargee may at its option, withhold from any advances for which the Chargor may have qualified, such holdbacks as the Chargee in its sole discretion, considers advisable to protect its position under the provisions of the Construction Lien Act, 1990, so as to secure its priority over any construction liens, until the Chargee is fully satisfied that all construction lien periods have expired and that there are no preserved or perfected liens outstanding. Nothing in this clause shall be construed to make the Chargee an "owner" or "payer" as defined under the Construction Lien Act, 1990, nor shall there be, or be deemed to be, any obligation by the Chargee to retain any holdback which may be required by the said legislation. Any holdback which may be required to be made by the owner or payer shall remain solely the Chargor's obligation. The Chargor hereby covenants and agrees to comply in all respects with the provisions of the Construction Lien Act, 1990.

7.	Construction Loan

Provided that the Chargor and Chargee agree that if this is a construction loan, the following conditions shall apply:

(a)
the Chargor further covenants that all installation of services and construction on the lands hereby secured shall be carried out by reputable contractors with sufficient experience in a project of this nature and size, which contractors must be approved by the Chargee and which approval shall not be unreasonably withheld;

(b)
that the installation of services and the construction of dwellings on the said lands, once having been commenced, shall be continued in a good and workmanlike manner, with all due diligence and in substantial accordance with the plans and specifications delivered to the Chargee and to the satisfaction of the Municipality and all governmental and regulatory authorities having jurisdiction;

(c)
provided that should the servicing and construction on the said lands cease for any reason whatsoever (strike, material shortages, weather and conditions or circumstances beyond the control of the Chargor excepted), for a period of fifteen (15) consecutive days unless explained to the satisfaction of the Chargee acting reasonably (Saturdays, Sundays and Statutory holidays excepted), then the monies hereby secured, at the option of the Chargee shall immediately become due and payable. In the event that construction does cease, then the Chargee shall have the right, at its sole option, to assume complete control of the servicing and construction of the project on the said lands in such manner and on such terms as it deems advisable. The cost of completion of servicing and construction of the project by the Chargee and all expenses incidental thereto shall be added to the principal amount of the Charge, together with a management fee of fifteen percent (15%) of the costs of the construction completed by the Chargee. All costs and expenses, as well as the said management fee shall bear interest at the rate as herein provided for and shall form part of the principal secured hereunder and the Chargee shall have the same rights and remedies with respect to collection of same as it would have with respect to collection of principal and interest hereunder or at law;

(d)	at the option of the Chargee, at all times there shall be a holdback of ten percent (10%) with respect to work already completed;

(e)
all advances which are made from time to time hereunder shall be based on Certificate of the Chargee's agents prepared at the expense of the Chargor, which Certificates shall without limitation certify the value of the work completed and the estimated costs of any uncompleted work and such Certificates shall further certify that such completed construction and/or servicing to the date of such Certificate shall be in accordance with the approved plans and specifications for the said construction and further, in a good and workmanlike manner and in accordance with the permits issued for such servicing and construction and in accordance with all municipal and other governmental requirements of any authority having jurisdiction pertaining to such servicing and construction and there shall be no outstanding work orders or other requirements pertaining to servicing and construction on the said lands. Such Certificates with respect to any values shall not include materials on the site which are not incorporated into the buildings or the services;

(f)	At all times there shall be sufficient funds unadvanced under this Charge to complete the construction as well as a holdback of ten (10%) with respect to work already completed.

8.	Environmental

(a)	"Hazardous Substances" includes:

(i)
any substances that, if added to any water or emitted into the air would create or contribute to the creation of a condition of such water or air that is detrimental to its use by or to the health, safety or welfare of persons or animals or cause damage to plant life or Charged property;

(ii)	any radioactive materials or explosives;
(iii)
any substances declared from time to time to be hazardous, dangerous or toxic under any applicable federal, provincial or municipal law, bylaw, regulation or other enactment, including without limitation, asbestos; and

(iv)	any other substances which is or may become hazardous, toxic or dangerous to persons or Charged property.

(b)	The Chargor hereby represents, warrants, covenants and agrees to and with theChargee that:

(i)
to the best of the knowledge of the Chargor after due and diligent inquiry, there are no Hazardous Substances on the Charged property no Hazardous Substances have ever been used, stored or located on the Charged property and no part of the Charged property is or has ever been contaminated by any Hazardous Substances;

(ii)	no Hazardous Substances shall be brought onto or used on the Charged property without the prior written consent of the Chargee;
(iii)
any Hazardous Substances brought onto the Charged property or used by any person on the Charged property shall be transported, used and stored only in accordance with all applicable laws, regulations, by-laws and other lawful requirements, prudent industrial standards and any other requirements of the Chargee;

(iv)
no use of the Charged property will be allowed which may cause or increase the likelihood of the escape, seepage, leakage, spillage, release or discharge of any Hazardous Substances on, from or under the Charged property or permit any policy of insurance in respect to the Charged property to be cancelled; and

(v)
the Chargor shall promptly notify the Chargee as soon as it knows or suspects that any Hazardous Substances have been brought onto the Charged property or that there is any actual, threatened or potential escape, seepage, leakage, spillage, release or discharge of any Hazardous Substances on, from or under the Charged property.

(c)
The Chargor shall indemnify and save harmless the Chargee, its officers, directors, employees, agents and shareholders against and from all loss, costs and damages (including, without limitation, all legal fees and disbursements) which they or any of them may suffer, incur or become liable for by reason of or arising out of the use, generation, storage, escape, seepage, leakage, spillage, release, disposal or presence on, from or under the Charged property of any Hazardous Substances including, without limitation the cost of any reports as to compliance with or breach of the provisions of this paragraph 12 which the Chargee, acting reasonably may obtain at any time and from time to time.

9.	Miscellaneous

The Chargor agrees as follows:

(a)
The Chargor shall keep the Charged Property and buildings, erections and improvements thereon in good condition and repair according to the nature and description thereof, respectively, and the Chargee may, whenever it deems necessary, by its agent, enter upon and inspect the Charged Property and make such repairs as it deems necessary, and the reasonable cost of such inspection and repairs with interest at the rate aforesaid shall be added to the Charge debt and be payable forthwith and be a charge upon the Charged Property prior to all claims thereon subsequent to this Charge.

(b)	to pay taxes, utilities and other operating and maintenance costs and provide evidence thereof to the Chargee;

(c)	to perform all governmental requirements and obligations as required;

(d)
to deliver to the Chargee all reasonable financial information deemed necessary by the Chargee, when requested including, within one hundred and twenty (120) days of the end of each fiscal year of the Chargor, furnishing to the Chargee audited financial statements prepared at the expense of the Chargor and, additionally, within one hundred and twenty (120) days of the end of the fiscal year of the operation of the Charged Property by the Chargor, furnishing to the Chargee an audited annual operating statement prepared at the expense of the Chargor, which statement, notwithstanding the generality of the foregoing, shall set forth the gross rents and other revenue derived by the Chargor from the Charged Property, the costs and expenses of the operation and maintenance of the Charged Property . and such information and explanation in respect of the foregoing as may be required by the Chargee and such statements shall be required to be prepared by a duly qualified chartered accountant and/or certified public accountant suitable to the Chargee and the correctness of such statements shall be duly supported by the affidavit of a director or officer of the Chargor.

(e)	to comply with all covenants and reporting requirements set out in the Commitment Letter;

(f)	to provide or comply with such other covenants and terms as the Chargee may reasonably require.

10.	Restriction on Transfer

In the event of the Chargor selling, transferring or conveying title or its rights to a purchaser, transferee or grantee not approved by the Chargee or in the event of a change in the legal or beneficial ownership of the Property, the Mortgagor or the Chargor, not approved in writing by the Chargee, then, at the sole option of the Chargee, all monies secured, together with all accrued and unpaid interest thereon and any other amounts due under this Charge shall become due and payable.

11.	Assignment of Condominium Voting Rights

In the event that the property or any part thereof is or becomes a unit within a Condominium Corporation, the Chargee shall have all rights to vote on all matters relating to the said Condominium Corporation, in the place of and on behalf of the Chargor, and the Chargor hereby assigns unto the Chargee all such voting rights.

In the event that the property or any part thereof is or becomes a Common Element Condominium Corporation, the Chargee shall have all rights to vote on all matters relating to the said Common Element Condominium Corporation in the place of and on behalf of the Chargor, to the extent that the Chargor would have such rights, and the Chargor hereby assigns unto to the Chargee all such voting rights.

The Chargor agrees that voting control of the Chargor shall not change during the currency of this loan without the prior written consent of the Chargee.

12.	Subsequent Financing

No financing subsequent to the Chargee's facilities shall be permitted, without the prior written consent of the Chargee which consent shall not be unreasonably withheld or delayed.

13.	NSF and Late Payment Charge

In the event that any of the Chargor's cheques are not received on the day of each month they are due or are not honoured when presented for payment to the bank, trust company or any other paying institution on which they are drawn, the Chargor shall pay to the Chargee for each such returned cheque or request for late payment a servicing fee of $200.00 as a liquidated amount to cover the Chargee's administration costs with respect to each dishonoured cheque and $200.00 with respect to each late payment. In the event written demand for payment is made there will be an additional fee of $250.00

14.	Default

In the event default is made in the payment of any principal money, at the time or times provided herein, the Chargee will not be required to accept payment of the principal monies without first receiving three (3) months notice in writing or receiving three (3) months interest bonus in advance payment of the principal monies.

15.	Manager's Fee

In the event of default herein, Rescom Capital will be appointed as the Chargee's Manager, at the Chargee's discretion and will be entitled to a fee of $200.00 per hour for its services and such fee will be charged to the Chargor's account, and added to the amount owing under this Charge.

16.	Post-dated Cheques

The Chargor shall supply a series of post-dated cheques to each of the Chargee(s) on or before the advance or as directed and any renewal or extension thereof.

17.	Statement Charge

The Chargor shall pay to the Chargee the sum of $100.00 for every statement requested by the Chargor, or any party on behalf of the Chargor or any party interested in the Charged Property and provided by the Chargee.

18.	Commencing of Proceedings

The Chargor shall pay to the Chargee (exclusive of legal costs) the sum of $500.00 for each and every instance the Chargee is required to institute default or enforcement proceedings under this Charge.

19.	Insurance

Without limiting the generality of any provision of this Charge, the Chargor shall carry such liability, rental, boiler, fire and other insurance coverage in such amounts as required by the Chargee. Written evidence of continuance of such insurance from the insurer under such policy or policies to the effect that coverage has been extended for a minimum of at least one year and all premiums with respect to such extended term of such coverage have been paid for in full shall be produced to the Chargee at least thirty (30) days before expiration of any term of such respective policy; otherwise the Chargee may provide therefor and charge the premium paid and interest thereon at the rate provided in this Charge to the Chargor and the same shall be payable forthwith and shall also be a charge upon the Charged Property together with a penalty of $500.00.

Notwithstanding any other provision to the contrary, statutory or otherwise, in the event of any moneys becoming payable pursuant to an insurance policy with respect to buildings located on the Charged Property, the Chargee may at its option require the said moneys to be applied by the Chargor in making good the loss or damage in respect of which the money is received, or in the alternative, may require that any or all of the moneys so received to applied in or towards satisfaction of any or all of the indebtedness secured hereunder whether or not the same has become due.

Provided also that the covenant for insurance hereinbefore contained shall provide that loss, if any, shall be payable to the said Chargee, as its interest may appear, subject to the Chargee's standard form of mortgage clause or the standard form of mortgage clause approved by the Insurance Bureau of Canada which shall be attached to the policy of insurance and form part thereof.

20.	Payment of Taxes

With respect to municipal taxes, school taxes and local improvement rates (hereinafter referred to as "Taxes") chargeable against the Charged Property, the Chargor covenants and agrees with the Chargee that:

(a)	The Chargee may deduct from any advance of the moneys secured by this Charge an amount sufficient to pay the Taxes which have become due and payable during any calendar year;

(b)
The Chargee may at its sole option estimate the amount of the Taxes chargeable against the Charged Property payable in each year and the Chargor shall forthwith upon demand of the Chargee pay to the Chargee one-twelfth (1/12 of the estimated annual amount of such Taxes on the dates on which instalments of principal and interest are payable during the term of this Charge commencing with the 1st day of the first full month of the term of this Charge. The Chargee may at its option apply such payments to the Taxes so long as the Chargor is not in default under any covenant or agreement contained in this Charge, but nothing herein contained shall obligate the Chargee to apply such payments on account of Taxes more often than yearly. Provided, however, that if the Chargor shall pay any sum or sums to the Chargee to apply on account of Taxes, and if before the same shall have been so applied, there shall be default by the Chargor in respect of any payment of principal or interest as herein provided, the Chargee may at its option apply such sum or sums in or towards payment of the principal and/or interest in default. If the Chargor desires to take advantage of any discounts or avoid any penalties in connection with the payment of Faxes, the Chargor may pay to the Chargee such additional amounts as are required for that purpose.

(c)
In the event that the Taxes actually charged in one (1) calendar year, together with any interest and penalties thereon, exceed the estimated amount, the Chargor shall pay to the Chargee on demand the amount required to make up the deficiency. The Chargee may at its option, pay any of the Taxes when payable, either before or after they are due, without notice, or may make advances therefor in excess of the. then amount of any credit held by the Chargee for the said Taxes. Any excess amount advanced by the Chargee shall be secured as an additional principal sum under this Charge and shall bear the same rate of interest as aforesaid until repaid by the Chargor.

(d)	The Chargor shall transmit to the Chargee forthwith after receipt of same the assessment notices, Tax bills and other notices affecting the imposition of Taxes upon the Charged Property

(e)
In no event shall the Chargee be liable for any interest on any amount paid to it as hereinbefore required and the moneys so received may be held with its own funds pending payment or application thereof as hereinbefore provided, provided that in the event that the Chargee does not utilize the funds received on account of Taxes in any calendar year, such amount or amounts may be held by the Chargee on account of any pre-estimate of Taxes required for the next succeeding calendar year, or at the Chargee's option the. Chargee may repay such amount to the Chargor without any interest.

(f)
The Chargor shall in all instances be responsible for the payment of any and all penalties resulting out of any late payment of current Tax instalments or any arrears of Taxes, and at no time shall such penalty be the responsibility of the Chargee.

(g)
The Chargor shall deliver to the Chargee on or before December 31st in each such calendar year, written evidence from the taxing authority having jurisdiction with respect to the municipal realty Taxes levied and assessed against the Charged Property, such evidence to be to the effect that all Taxes for the current calendar year and any preceding calendar year have been paid in full. In the event of the failure of the Chargor to comply with the covenant as afore noted, the Chargee shall be entitled to charge a servicing fee for each written enquiry directed to such taxing authority or the relevant taxation office for the purpose of ascertaining the status of the Tax account pertaining to the Charged Property, together with any costs payable to the taxing authority for such information. Such servicing fee is hereby agreed to be a fair and equitable one under the circumstances and is intended to cover the Chargee's administrative costs and shall not be deemed a penalty.

21.	Anointment of a Receiver

NOTWITHSTANDING anything herein contained, it is declared and agreed that at any time, and from time to time, when there shall be default under the provisions of these presents, the Chargee may at such time, and from time to time, and with or without entering into possession of the Charged Property appoint in writing a receiver (the "Receiver" which term shall include a receiver/manager) of the Charged Property, or any part thereof, and of the rents and profits thereof and with or without security and may from time to time by similar writing remove any such Receiver and appoint another in its place and stead, and in the making of any such appointment or removal, the Chargee shall be deemed to be acting as the agent or attorney for the Chargor. The Chargor hereby agrees and consents to the appointment of the Receiver of the Chargee's choice and without limitation, whether pursuant to this Charge, the Mortgages Act, the Construction Lien Act or pursuant to the Courts of Justice Act (as the Chargee may at its sole option require). Without limitation, the purpose of such appointment shall be the orderly management, administration and/or sale of the Charged Property and every part thereof.

Upon the appointment of any such Receiver or Receivers from time to time the following provisions shall apply:

(a)	a statutory declaration of an officer of the Chargee as to default under the provisions of these presents shall be conclusive evidence thereof;

(b)
every such Receiver shall be the irrevocable agent or attorney of the Chargor for the collection of all rents falling due with respect to the Charged Property, and every part thereof, whether in respect of any tenancies created in priority to these presents or subsequent thereto;

(c)	the Chargee may from time to time fix the remuneration of every such Receiver who shall be entitled to deduct same out of the Charged Property or the proceeds thereof;

(d)	each such Receiver shall, so far as concerns responsibility and liability for its acts or omissions, be deemed to be the agent or attorney of the Chargor and in no event the agent of the Chargee;

(e)
the appointment of every such Receiver by the Chargee shall not incur or create any liability on the part of the Chargee to the Receiver in any respect and such appointment or anything which may be done by any such Receiver or the removal of any such Receiver or the termination of any such Receivership shall not have the effect of constituting the Chargee a chargee in possession with respect to the Charged Property or any part thereof;

(f)
the Receiver shall have the power to rent any portion of the Charged Property for such terms and subject to such provisions as it may deem advisable or expedient and in so doing such Receiver shall be acting as the attorney or agent of the Chargor and shall have the authority to execute any lease of any such premises in the name and on behalf of the Chargor and the Chargor undertakes to ratify and confirm whatever acts such Receiver may do in the Charged Property;

(g)	every such Receiver shall have full power to complete any unfinished construction upon the Charged Property;

(h)
any such Receiver shall have full power to carry on or concur in the carrying on of the business of the Chargor, and to employ and discharge such agents, workmen, accountants and other individuals or companies as are required to carry on the said business, upon such terms and with such salaries, wages or remuneration as it shall think proper, and to repair and keep in repair the Charged Property and to do all necessary acts and things for the carrying on of the business of the Chargor and the protection of the Charged Property;

(i)
any such Receiver shall have the power to sell or lease or concur in selling or leasing the Charged Property, or any part thereof, and to carry any such sale or lease into effect by conveying in the name of or on behalf of the Chargor or otherwise; and any such sale may be made either at public auction or private sale as to the Receiver may seem best and any such sale may be made from time to time as to the whole or any part of the Charged Property; and the Receiver may make any stipulations as to title or conveyance or commencement of title or otherwise as it shall deem proper;

(j)
any such Receiver shall have the power to borrow money to carry on the business of the Chargor or to maintain the whole or any part of the Charged Property, in such amounts as the Receiver may from time to time deem necessary and in so doing, the Receiver may issue certificates that may be payable when the Receiver thinks expedient and shall bear interest as stated therein and the amounts from time to time payable under such certificates shall charge the Charged Property in priority to this Charge;

(k)
any such Receiver shall have the power to execute and prosecute all suits, proceedings and actions which the Receiver in its opinion considers necessary for the proper protection of the Charged Property, to defend all suits, proceedings and actions against the Chargor or the Receiver, to appear in and conduct the prosecution and defence of any suit, proceeding or action then pending or thereafter instituted and to appeal any suit, proceeding or action;

(l)
any such Receiver shall have the full power to manage, operate, amend, repair, alter or extend the Charged Property, or any part thereof, in the name of the Chargor for the purpose of securing the payment of rentals from the Charged Property or any part thereof;

(m)
any such Receiver shall not be liable to the Chargor to account: for moneys or damages other than cash received by it with respect to the Charged Property or any part thereof and out of such cash so received every such Receiver shall pay in the following order:

(i)	its remuneration;

(ii)	all payments made or incurred by the Receiver in connection with the management, operation, amendment, repair, alteration or extension of the Charged Property or any part thereof;

(iii)
in payment of interest, principal and other money which may from time to time be or become a charge upon the Charged Property in priority to moneys owing hereunder and all taxes, insurance premiums and every other proper expenditure made or incurred by it with respect to the Charged Property or any part thereof;

(iv)	in payment of all interest and arrears of interest and any other moneys remaining unpaid hereunder,

(v)	the residue of any money so received by the Receiver shall be applied to the principal sum or any other amounts from time to time owing under this Charge;

(vi)
subject to subparagraph (v) above, in the discretion of the Receiver, interest, principal and other moneys which may from time to time constitute a charge or encumbrance on the Charged Property subsequent in priority or subordinate to the interest of the Chargee under this Charge;

and that such Receiver may in its discretion retain reasonable reserves to meet accruing amounts and anticipated payments in connection with any of the foregoing, and further, that any surplus remaining in the hands of the Receiver, after payments made and such reasonable reserves retained as aforesaid, shall be payable to the Chargor.

Provided that save as to moneys payable to the Chargor pursuant to subparagraph (m) of this Paragraph, the Chargor hereby releases and discharges the Chargee and every such Receiver from every claim of every nature, whether sounding in damages for negligence or trespass or otherwise, which may arise or be caused to the Chargor or any person claiming through or under it by reason or as a result of anything done by the Chargee or any such Receiver under the provisions of this Paragraph, unless such claim be the direct and proximate result of bad faith or gross neglect.

The Chargor hereby irrevocably appoints the Chargee as its attorney to execute such consent or consents and all such documents as may be required in the sole discretion of the Chargee and/or its solicitor so as to give effect to the foregoing provisions and the signature of such attorney shall be valid and binding on the Chargor and all parties dealing with the Chargor, the Chargee and/or Receiver and/or with respect to the Charged Property in the same manner as if such documentation was duly executed by the Chargor itself.

22.	Payments

(a)	All payments shall be applied firstly on account of interest calculated as aforesaid on the balance of the principal amount outstanding from time to time except that in the case of default hereunder, the Chargee may then apply any payment(s) received during default in whatever order it may elect as between taxes, interest, repairs, insurance, legal fees (on a solicitor and client basis) or any other payments made on behalf of the Chargor. All payments and charges and fees upon which H.S.T. is chargeable shall include an additional H.S.T. component.

23.	Notice

Any notice, election, demand, declaration or request which may or is required to be given or made pursuant to this Charge, shall (unless otherwise required by law or set out in this Charge) be given or made in writing and shall be served personally upon an individual party for whom it is intended or upon any executive officer of a corporate party for whom it is intended or mailed by prepaid registered mail:

(a)   in the case of the Chargor addressed to:

2368 Lakeshore Road West, Suite 201
Oakville, Ontario, L6L 1H5

Attention: Benjamin Ward

(b)   in the case of Chargee at:

C & K Mortgage Services Inc. as Trustee
c/o 1670 Bayview Avenue, Suite 400
Toronto, Ontario M4G 3C2

and

The Bank of Nova Scotia Trust Company as Trustee
c/o Scotia Trust
130 King Street West
20th Floor, Toronto, Ontario M5X 1K1
and
c/o Harry Erlich
1670 Bayview Avenue, Suite 400
Toronto, Ontario M4G 3C2

or such other address (or in the case of a corporate party in care of such other officer) as any party may from time to time advise the other parties hereto by notice in writing as aforesaid. The date of receipt of any such notice, election, demand, declaration or request, shall be the date of delivery of such notice, election, demand or request if delivered personally or if mailed as aforesaid shall be deemed to be the third juridical day next following the date of such mailing. If at the date of any such mailing there is a general interruption in the operation of the postal service in the Province of Ontario which does or is likely to delay the delivery by mail of such notice, election, demand or request, it shall be served personally.

24.	Invalidity

If any of the terms, covenants or conditions of this Charge shall be void for any reason, it shall be severed from the remainder of the provisions hereof and the remaining provisions shall remain in full force and effect notwithstanding such severance.

25.	Power of Sale

PROVIDED that in the event power of sale proceedings are taken, the Chargee as vendors may sell the property on terms and if the result is that any mortgages taken back are at a rate lower than the rate for the first and/or second mortgagee in the industry then the Chargee shall be entitled to sell these charges at a discount and the discount shall form part of the loss incurred by the Chargee and be recoverable against the Chargor.

RESCOM Capital
1670 Bayview Avenue, Suite 400
Toronto, Ontario M4G 3C2
T. 416.485.8836
F. 416.482.4043
www.rescomcapital.com

June 16, 2014

2264793 Ontario Inc.
Canadian Cannabis Corp.
2368 Lakeshore Road West
Suite 205
Oakville, ON
L6L 1H5

Dear Sirs:

Re: 98-100 Rutherford Road South, Brampton

We are pleased to issue our commitment to arrange first mortgage financing on the above referenced property on the following terms and conditions.

Loan Amount: NINE MILLION FOUR HUNDRED THOUSAND DOLLARS ($9,400,000.00).

Interest Rate: 10 percent per annum, calculated and payable interest only monthly

Term: 1 year

Privileges: The mortgage will be closed for a period of six months and open thereafter upon receipt of 30 days written notice and payment of one month's interest bonus.

Amortization: Interest only.

Security:

1. A first mortgage on the property legally known as 98-100 Rutherford Road South, Brampton.

2. A first general security agreement in a form satisfactory to the lenders solicitor which is to encumber all equipment related to the production of the medical cannabis.

3. A first general assignments of rents in a form satisfactory to the lenders solicitor with respect to 98-100 Rutherford Road South, Brampton.

4. The personal guarantee of ~~John Garrel~~ Douglas Scott Keevil.

5. The personal guarantee of John Esteiriero.

Broker Licence: 10822 C&K Mortgage Services Inc. O/A Rescom Capital

6. The personal guarantee of Benjamin Ward.

7. GG The personal guarantee of GG Silvio ~~Silvano~~ Serrano. GG

8. GG ~~The personal guarantee of Peter Strang.~~ GG

9. The corporate guarantee of Canadian Cannabis Corp.

10, Such other reasonable documentation as the lender's solicitor may consider advisable.

Conditions:

1. Satisfactory review of a real estate appraisal report prepared by Altus Group Limited dated May 29, 2014, with respect to 98-100 Rutherford Road South, Brampton. It is a further condition for the making of this loan that the appraisal be addressed to the lender or that the lender can rely on the reports for lending purposes.

2. Satisfactory review of a property condition report prepared by Golder & Associates dated September 2013, with respect to 98-100 Rutherford Road South, Brampton. It is a further condition for the making of this loan that the report be addressed to the lender or that the lender can rely on the reports for lending purposes.

3. Satisfactory review of an Phase I environmental assessment by Golder & Assocates dated September 2013 with respect to 98-100 Rutherford Road South, Brampton. It is a further condition for the making of this loan that the report be addressed to the lender or that the lender can rely on the reports for lending purposes.

4. Satisfactory review of the Phase II environmental assessment by Golder & Associates dated November 2013, with respect to 98-100 Rutherford Road South, Brampton. It is a further condition for the making of this loan that the report be addressed to the lender or that the lender can rely on the reports for lending purposes.

5. Satisfactory evidence that the properties are presently zoned to permit the current use and the proposed uses.

GG

6. All local improvement charges, realty taxes and other charges affecting the properties shall have been paid to the date of the advance of funds. The charge shall include a provision for the collection of property taxes by the lender, at the lender's option. Payment of taxes by the lender can be waived or asked for at any time during the term of the mortgage.

7. The borrower shall provide the lender with existing surveys of the properties by an Ontario Land Surveyor. Said surveys are to be satisfactory to the lender's solicitor, acting reasonably.

8. All reasonable engineering, inspections, title, survey and legal customary expenses of the lender are for the account of and shall be paid by the borrower.

9. Satisfactory physical site inspection.

10. Title and all security must be satisfactory to the lender's solicitor.

11. Title insurance in a form satisfactory to the lender's solicitor.

12. In the event that any payment is returned to the lenders for any cause whatsoever, including there being insufficient funds in the borrower's account to cover same, there shall be a charge of $200 for each occurrence. All payments must be received no later than 12:00 noon or they shall be deemed earned the following business day. All payments not made by the due date will be subject to a charge of $200.

13. The lender shall be provided with original or certified copies of insurance policies. The coverage, terms and insurance company must be satisfactory to the lender. Fire insurance should include extended coverage with full replacement value for all structures and the interests of the lender, noting the lender as additional named insured. In addition, liability insurance coverage is to be in an amount not less than $2,000,000. Such insurance policy to provide a notation that it cannot be cancelled prior to the lender receiving thirty days written notice of said cancellation.

66

14. The borrower will provide a series of post dated cheques at the time of closing. In the event the loan is syndicated to more than one investor, it will be at the lender's option to direct that mortgage payments be made in proportion to the individual investor's proportionate share.

15. Satisfactory review of all leases and accompanying estoppel certificates.

16. Satisfactory review of current income and expenses for the properties.

17. Satisfactory evidence that the purchaser will have not less than $4,000,000.00 cash injection towards the purchase of the subject property. It is a further condition of the making of this loan that the purchase price be verified for not less than $13,400,000.00.

18. Satisfactory review of the borrower's business plan to secure the business financing to bring the subject property to a standard that will satisfy the government regulatory body for the approval of a licensed marijuana grower.

19. The borrower will provide an environmental insurance policy naming the lender as the loss payee in the event that the property shall become contaminated as a result of its proposed operation.

20. The borrower and guarantors shall provide financial and supporting information as the lender may require, including the following: Unaudited Financial Statements; and Net Worth Statement of the guarantors.

21. In the event of the borrower selling, transferring or conveying title to the lands, or if there is a change in the beneficial ownership, the mortgage will become due and payable, save and except the transfer from the current owner to a corporation of which the corporation shall have as its officer, director and majority shareholder, the borrower's shareholders with satisfactory evidence to the mortgagee. It is understood and agreed that such a transfer shall not relieve the borrower from its obligations.

22. In the event the loan is not repaid at the time or times provided within the charge, the lender will not be required to

23. If at any time before or after the advance, there is or has been any material discrepancy or inaccuracy in any written information, statements or representations therefore made or furnished by or on behalf of the borrower, then the lender shall be entitled forthwith to cancel the lender's obligations hereunder or declare any monies therefore advanced with interest to be forthwith due and payable and retain all fees provided by the borrower.

24. In the event of default, Rescom Capital will be appointed as the lender's manager and will be entitled to a fee of $200 per hour for its services and such fee will be charged to the borrower's account.

25. The first advance must be qualified for and drawn down prior to the 15th day of July, 2014.

This commitment is issued on the understanding that your acceptance will be accompanied by a cheque payable to Rescom Capital In Trust for $50,000 which shall be deemed earned as a standby fee upon acceptance hereof and which will be credited toward the commission payable when the proceeds of the loan are advanced. The fee shall be forfeited in the event that the loan is not proceeded with, due to any cause whatsoever other than the lender's default. Notwithstanding such retention, you shall remain liable for all fees and costs as referred to herein.

Yours truly,

RESCOM CAPITAL

Gary Gruneir

RESCOM

T. 416.485.2636
F. 416.482.4043
www.rescomcapital.com

June 16, 2014

2264793 Ontario Inc.
Canadian Cannabis Corp.
2368 Lakeshore Road West
Suite 205
Oakville, ON
L6L 1H5

Dear Sirs:

Re: 98-100 Rutherford Road South, Brampton, Ontario

Further to our letter of proposal dated June 16, 2014, this letter forms part of the conditions thereof. Your costs in obtaining the loan shall be $450,000. Legal costs, inspection fees and disbursements are additional and such fees will be deducted from the first advance of funds. In the event that the loan is not proceeded with, due to any cause whatsoever other than the lender's default, you shall remain liable for all fees and costs as referred to herein.

Any fees earned as a result of acceptance of this Commitment Letter, together with any expenses or costs incurred by Rescom Capital, including but not limited to, appraisal, re-appraisal, inspections, re-inspections, title searches, plan review, soil tests, survey, environmental assessments and legal costs on a solicitor and its client basis, are deemed to be a charge on the Subject Property referred to herein and Rescom Capital may file and maintain a caveat on the title to the Subject Property to protect that charge and the Borrower(s) and Guarantor(s) do hereby mortgage to Rescom Capital the amount necessary to pay all fees and expenses as detailed herein as a charge against the Subject Property.

Yours truly,

RESCOM CAPITAL

Gary Gruner

Broker Licence: 10822 C&K Mortgage Services Inc. O/A Rescom Capital